UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

July 15, 2008

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 15, 2008, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with a group of six banks:  Bank of America, N.A., as Administrative Agent, Issuing Lender and as a Lender; Wells Fargo Bank N.A., as Syndication Agent, Issuing Lender and as a Lender; Fifth Third Bank, as a Lender; JPMorgan Chase Bank, N.A., as a Lender; U.S. Bank National Association, as a Lender; and First Hawaiian Bank, as a Lender.  The Credit Agreement amends and restates that certain Amended and Restated Credit Agreement dated as of June 29, 2006 among the Company and various lenders.  The Credit Agreement, which, among other things, increases the facility size by $75 million to $210 million, will mature in July 2013.

This description of the Credit Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  In addition, a press release describing the agreement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

The Company also announced in the press release attached as Exhibit 99.1 that its Board of Directors has approved a $60 million increase in its stock repurchase authorization.  As of June 30, 2008, the Company had $10 million remaining under its authorization prior to the increase.

Item 9.01.  Exhibits.

10.1         Amended and Restated Credit Agreement dated July 15, 2008 among the Company, various Financial Institutions, Bank of America, N.A. and Wells Fargo Bank, N.A.

99.1         Press Release dated July 17, 2008 related to the Amended and Restated Credit Agreement and Expanded Stock Buy-Back Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: July 18, 2008	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

10.1	Amended and Restated Credit Agreement dated July 15, 2008 among the Company, various Financial Institutions, Bank of America, N.A. and Wells Fargo Bank, N.A.

99.1	Press Release dated July 17, 2008 related to the Amended and Restated Credit Agreement and Expanded Stock Buy-Back Program.